Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment number 3 to Form S-1 Registration Statement of our report dated May 5, 2015 relating to the December 31, 2014 financial statements of Bang Holdings Corp.

We also consent to the reference to our Firm under the caption "Experts" in the Registration Statement.

Liggett, Vogt & Webb, P.A.

LIGGETT, VOGT &WEBB P.A.

Certified Public Accountants

Boynton Beach, Florida

August 28, 2015